       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                                   ASSIGNMENT


     NATIONAL CANADA FINANCE CORP., a Delaware corporation with an office at 125 West 55th Street, New York, New York 10019 ("Assignor"), for in consideration of the sum of One Million Four Hundred Forty-nine Thousand Eight Hundred Fifteen and 99/100 Dollars ($1,449,815.99), the receipt of which is hereby acknowledged, does hereby, without recourse, sell, grant assign, convey, transfer, set over and deliver unto JOSEPH M. LOBOZZO II, with an office at 690 Portland Avenue, Rochester, New York 14621 ("Assignee"), all of the Assignor's right, title and interest, in and to those certain documents identified on Exhibit A annexed hereto (the "Loan Instruments"), except to the extent that such right, title and interest relates to indebtedness of Delta Computec Inc. (but not Delta Data Net, Inc.) to Assignor in the principal sum of $750,000 and accrued and unpaid interest on such principal sum except that Assignor retains a shared security interest with Assignee in the spare parts inventory of Delta Computec Inc.

     THIS ASSIGNMENT, (2) ANY OF THE LOAN INSTRUMENTS OR THE VALIDITY, SUFFICIENCY OR ENFORCEABILITY OF ANY THEREOF, (3) ANY ASPECT OF ANY TRANSACTION BETWEEN ASSIGNOR AND DELTA COMPUTEC INC, DELTA DATA NET, INC., OR SAI/DELTA INC. OR (4) ANY OTHER MATTER WHATSOEVER, except that Assignor represents to Assignee that there is due and owing under the Loan Instruments the principal sum of Two Million One Hundred

                                                            Page 78 of 207 Pages

Ninety-nine Thousand, Eight Hundred Fifteen and 89/100 Dollars ($2,199,815.99), plus accrued and unpaid interest of Five Thousand Nine Hundred Sixty-two and 50/100 Dollars ($5,962.50) as of October 10, 1996, which includes principal of $750,000.00 that is not being assigned to Assignee.

     Assignee acknowledges that prior to the date hereof the balance due to Assignor under the Loan Instruments may have been reduced by checks or other instruments (collectively, the "Returned Items") which may not be honored upon presentation by Assignor after the date hereof. To the extent that any such Returned Items are not honored for the account of Assignor in the ordinary course of Assignor's business, Assignee agrees to indemnify the Assignor upon demand for such Returned Items by remitting to Assignor an amount sufficient to restore to $750,000, the principal sum due to the Assignor as of the assignment date pursuant to the Loan Instruments, but not assigned to Assignee.

     IN WITNESS WHEREOF, this Assignment has been duly executed by Assignor, intending to be legally bound, the 10th day of October, 1996.

                                            NATIONAL CANADA FINANCE CORP.

                                            By: /s/ E. Lynn Forgosh
                                            Name:   E. Lynn Forgosh
                                            Title:  Group V.P.



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                                                            Page 79 of 207 Pages

STATE OF ______________    )
COUNTY OF _____________    ) SS:

     On this 10 day of October, 1996, before me, the subscriber, personally came
E. Lynn Forgosh to me known, who, being by me duly sworn, did depose and say that (s)he resides at 125 West 55th St., New York New York; that (s)he is the Group Vice President of NATIONAL CANADA FINANCE CORP., the corporation described in and such executed the above instrument; and that (s)he executed said instrument by authority of the Board of Directors of said corporation.


                                  /s/ Una Teresa Finn
                                  Notary Public

                                                                  [NOTARY STAMP]
                                                                 Una Teresa Finn
                                                Notary Public, State of New York
                                                      Qualified in Queens County
                                               Commission Expires March 11, 1998


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